UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 28, 2012 (March 27, 2012)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, the Board of Directors of CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”) increased the size of the Board of Directors by one and elected the Company's President and Chief Executive Officer, Christopher L. Conway, to the Board of Directors of the Company, effective immediately.

Mr. Conway will not serve on any of the Board's standing committees. He will be included in the class of the Company's directors who will stand for reelection by the Company's shareholders at the Company's next Annual Meeting, which is contemplated to be held in March 2013.

There are no arrangements or understandings between Mr. Conway and any person pursuant to which Mr. Conway was selected as a director, and there are no actual or proposed transactions between Mr. Conway or any of his related persons and the Company outside of Mr. Conway's existing employment relationship with the Company in his capacity as President and Chief Executive Officer. All of Mr. Conway's compensatory arrangements and other agreements with the Company have been disclosed and discussed in the Company's most recent proxy statement, filed with the Securities and Exchange Commission on February 17, 2012, and Mr. Conway is entitled to receive compensation and participate in the plans of the Company only as described therein. There is not any other material Company plan, contract or arrangement in which Mr. Conway will participate in connection with his appointment as a director, nor does such appointment modify any aspect of his existing arrangements or agreements with the Company or entitle him to additional compensation of any sort. Mr. Conway has no transactions with the Company that require disclosure pursuant to item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on March 27, 2012.  A total of 47,307,910 shares of the Company's Common Stock, representing approximately 94% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:   The Company's shareholders elected all of the nominees for director to serve a three-year term until the 2015 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withhold	Uncast	Broker Non-Votes
J. Marc Adam	42,848,916	1,552,864	—	2,906,130
James W. Bradford, Jr	42,387,621	2,014,159	—	2,906,130
James L. Packard	35,808,372	8,593,408	—	2,906,130

Proposal 2:   The Company's shareholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
39,386,594	1,864,913	3,150,273	2,906,130

  Proposal 3:   The Company's shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal 2012, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,386,110	913,146	8,654	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By__/s/Richard M. Wolfson ______________________ ___
Richard M. Wolfson
Vice President - General Counsel and Corporate Secretary

Date: March 28, 2012